UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 6, 2026
Date of Report: (Date of earliest event reported)
__________________________
ARTHUR J. GALLAGHER & CO.
(Exact name of registrant as specified in its charter)
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Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2850 Golf Road, Rolling Meadows, Illinois 60008, (630) 773-3800
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 6, 2026, Sherry Barrat informed Arthur J. Gallagher & Co. (the “Company”) that she has decided to retire from the Board of Directors (the “Board”). Her retirement will be effective on May 12, 2026 upon the election of directors at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). Accordingly, Ms. Barrat will not stand for reelection at the 2026 Annual Meeting. Ms. Barrat’s decision is not related to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Effective at the conclusion of the 2026 Annual Meeting, the size of the Board will be reduced from ten to nine members. The Board thanks Ms. Barrat for her years of dedicated service and many contributions to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: March 12, 2026	By:	/s/ Walter D. Bay
Walter D. Bay Vice President, General Counsel and Secretary